AGREEMENT

This Agreement (this “Agreement”) is made and entered into the ___ day of March, 2016 (the “Effective Date”) by and between Michael D. Farkas (“Farkas”) and Balance Holdings, LLC (together with Farkas, “Licensor”) and Car Charging Group, Inc. (“Licensee”).

Reference is made to that certain Patent License Agreement dated March 29, 2012 between Licensor and Licensee (the “License Agreement”). All capitalized terms used herein and not defined shall have the meaning defined in the License Agreement.

1. Agreement. The parties acknowledge that Licensee has paid a total of $8,525.00 in registration and legal fees for the U.S. Provisional Patent Application No. 61529016 (the “Patent Application”) to date. Commencing on the Effective Date, the parties expressly agree that the License Agreement, solely with respect to the Patent Application and the parties’ rights and obligations with respect thereto, shall be terminated. Further, Farkas agrees to be solely responsible for all future costs and fees associated with the prosecution of the Patent Application. In the event the Patent Application is successful, Farkas shall grant a credit to Licensee in the amount of $8,525.00 (the “Paid Amounts”) to be applied against any outstanding amount(s) owed to him or an Affiliate by Licensee or one of its subsidiaries. If Licensee does not have any outstanding payment obligations to Farkas at the time the Patent Application is approved, Farkas shall remit the Paid Amounts to Licensee within twenty (20) days of the approval. In the event the Patent Application is ultimately rejected by the U.S. Patent and Trademark Office, no credit shall be granted.

2. Mutual Release. Each Licensor hereby forever releases and discharges Licensee and its affiliates, parents, successors and assigns, as well as each of their past and present officers, directors, employees, agents, successors, assigns, attorneys and shareholders (collectively, the “Licensee Released Parties”), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that such Licensor had, now has or may hereafter claim to have against the Licensee Released Parties arising out of or relating in any way to the License Agreement from the beginning of time to the Effective Date. Licensee hereby forever releases and discharges Licensor and its affiliates, parents, successors and assigns, as well as each of their past and present officers, directors, employees, agents, successors, assigns, attorneys and shareholders (collectively, the “Licensor Released Parties”), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that Licensee had, now has or may hereafter claim to have against the Licensor Released Parties arising out of or relating in any way to the License Agreement from the beginning of time to the Effective Date.

3. Conflicts. In the event that there is a conflict between the provisions of the License Agreement and this Agreement, the terms stated herein shall control. The parties further acknowledge and agree that all of the unchanged terms and conditions of the License Agreement are hereby ratified and remain in full force and effect.

4. Non-Assignment of Claims. All parties represent and warrant to the other that it has not made any assignment or other transfer of any interest in any claim released by it under the terms of this Agreement.

5. Miscellaneous. This Agreement shall be governed by, and construed according to, the provisions of the laws of the State of Florida without giving effect to its principles of conflicts of laws. This Agreement may be executed in multiple counterparts, each of which shall constitute an original hereof. Executed counterparts may be delivered by facsimile or other electronic transmission. This Agreement represents the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements (written or oral), express or implied, between the parties with respect to this subject matter. This Agreement shall be binding on, and inure to the benefit of, the parties and their respective successors and assigns. This Agreement shall not be amended or modified except in a writing signed by both parties. Any provision of this Agreement that is unenforceable in any jurisdiction shall be ineffective only as to that jurisdiction and only to the extent of such unenforceability, without invalidating the remaining provisions hereof.

6. Mutual Acknowledgements. EACH OF THE UNDERSIGNED PARTIES ACKNOWLEDGES AND AGREES THAT IT HAS CAREFULLY READ EACH OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND UNDERSTANDS ITS CONTENTS, THAT EACH PARTY HERETO EXECUTED THIS AGREEMENT AS ITS OWN FREE ACT AND DEED, AND EACH PARTY HERETO REPRESENTS AND WARRANTS TO BE DULY AUTHORIZED AND COMPETENT TO EXECUTE THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CAR CHARGING GROUP, INC.

By:
Printed:	Michael Calise
Title:	Chief Executive Officer

BALANCE HOLDINGS, LLC

By:
Printed:	Michael D. Farkas
Title:	Manager

Michael D. Farkas, Individually